UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 1, 2011
Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona	85719
(Address of principal executive offices)	(Zip Code)

(520) 898-0020
Registrant’s telephone number, including area code

4320-196 Street, S.W., #111, Lynwood, WA 98036-6754
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 7.01 REGULATION FD DISCLOSURES

Titan Iron Ore Corp announced that it has begun a geological reconnaissance survey of its Titan Trough project in northern Quebec, Canada.  The program began on August 31, 2011 and is expected to continue for approximately 14 days.  Assays and metallurgical testing are expected to be completed six weeks after delivery to SGS laboratory at Lakefield, Ontario. .

The Company has contracted with Peter Bambic, a professional geologist with more than 30 years experience in this environment, to conduct the survey on the Company's behalf.  To ensure maximum amount of ground coverage and to provide access to all of the Company's property, the work will be supported by helicopter temporarily based at the town of Kuujjuaq on the shore of Ungava Bay.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Business Acquired.

Not applicable.

(b)   Pro Forma Financial Information.

Not applicable.

(c)   Shell Company Transaction.

Not applicable.

(d)   Exhibits.

Exhibit	Exhibit Description

99.1	Press Release dated September 1, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP

Date: September 1, 2011	By:	/s/ Jodi Henderson

	Name:	Jodi Henderson
	Title:	Corporate Secretary

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